Exhibit 99.2

Investor Contact David Martin 717.612.5628 damartin@harsco.com	Media Contact Kenneth Julian 717.730.3683 kjulian@harsco.com

FOR IMMEDIATE RELEASE

Harsco sells interest in brand energy JV

CAMP HILL, PA (September 15, 2016) . . . Harsco Corporation (NYSE: HSC) today announced that it has sold its 26 percent interest in Brand Energy & Infrastructure Services, Inc. (“Brand”), its joint venture with Clayton, Dubilier & Rice (“CD&R”), to Brand. The total value realized from the transaction is approximately $232 million, including the termination of certain obligations of the Company under the joint venture arrangement with CD&R. Harsco received cash of $145 million today with the closing of the transaction, which is net of satisfying the remaining pension obligations to Brand. This transaction values Harsco’s interest in Brand at approximately 8.5x 2015 adjusted EBITDA. The Company intends to use the cash proceeds to reduce outstanding debt. Other significant benefits to Harsco could include reduced interest costs, increased flexibility with future financings and the potential usage of a capital loss carryforward.

“The formation of the Brand JV a few years ago was our first major step in the transformation of Harsco,” said President and CEO Nick Grasberger. “Since that time we have valued our partnership with CD&R and have been pleased with the performance of the Brand business in a difficult market environment. The decision to sell our interest in Brand at this time reflects our desire to further reduce the complexity of the Harsco portfolio, strengthen our balance sheet and improve financial flexibility.”

Harsco expects to record a non-cash accounting loss on this equity investment of approximately $45 million, or a loss of $0.56 per share after tax in the third quarter 2016. This transaction has no impact on the Company’s 2016 Outlook for adjusted operating income and free cash flow as disclosed with its second quarter results on August 4, 2016.

Forward-Looking Statements
The nature of the Company's business and the many countries in which it operates subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate,“ “target,” "plan" or other comparable terms.

Exhibit 99.2

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including general economic conditions; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (3) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (7) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (8) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (9) disruptions associated with labor disputes and increased operating costs associated with union organization; (10) the seasonal nature of the Company's business; (11) the Company's ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the time-frame contemplated, or at all; (12) the integration of the Company's strategic acquisitions; (13) the amount and timing of repurchases of the Company's common stock, if any; (14) the prolonged recovery in global financial and credit markets and economic conditions generally, which could result in the Company's customers curtailing development projects, construction, production and capital expenditures, which, in turn, could reduce the demand for the Company's products and services and, accordingly, the Company's revenues, margins and profitability; (15) the outcome of any disputes with customers, contractors and subcontractors; (16) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; (17) the Company's ability to successfully implement and receive the expected benefits of cost-reduction and restructuring initiatives, including the achievement of expected cost savings in the expected time frame and the ability to reduce its net debt; (18) the ability to successfully implement the Company's strategic initiatives and portfolio optimization and the impact of such initiatives, such as the Harsco Metals & Minerals Segment's Improvement Plan ("Project Orion"); (19) implementation of environmental remediation matters; (20) risk and uncertainty associated with intangible assets; (21) the impact of a transaction, if any, resulting from the Company's determination to explore strategic options for the separation of the Harsco Metals & Minerals Segment; and (22) other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K for the year ended December 31, 2015 and in Part II, Item 1A “Risk Factors”, of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2016. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

About Harsco
Harsco Corporation serves key industries that are fundamental to worldwide economic development, including steel and metals production, railways and energy. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

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